EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of September __, 2008, by and among US Uranium Inc., a Nevada corporation (the “Company”), Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent”) (with respect to Section 14 hereof only), and the investor identified on the signature page to this Agreement (the “Investor”).

RECITALS:

WHEREAS, to provide the capital required by the Company for working capital and other purposes, the Company is offering (the “Offering”), in compliance with Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), up to 200,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company at a purchase price of $0.005 per share;

WHEREAS, the Investor desires to subscribe for and purchase and acquire from the Company, and the Company desires to sell and issue to the Investor, the number of shares of Common Stock set forth on the signature page of this Agreement (the “Investor Shares”) upon the terms and conditions and subject to the provisions hereinafter set forth; and

WHEREAS, in connection with the Offering, the Company has agreed to provide certain registration rights to the Investor with respect to the Investor Shares;

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to the Investor, the Investor Shares at the purchase price of $0.005 per share (the “Purchase Price”); provided, that the Company reserves the right, in its sole discretion and for any reason, to reject any Investor’s subscription in whole or in part, or to allot less than the number of shares subscribed for.

2.             The Closing.  The closing of the Offering (the “Closing;” the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall be at the offices of the Escrow Agent, Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Investor).  On the Closing Date, the Escrow Agent shall deliver the funds and Transaction Documents (as defined herein) held in escrow as of the Closing Date pursuant to the terms of Section 14 hereof.  The parties acknowledge that there is no minimum amount which must be received as a condition to closing; upon acceptance of a subscription by the Company, the related funds will be released to the Company.  As soon as practicable after the Closing Date, the Company shall issue and deliver, or shall cause the issuance and delivery of, a stock certificate registered in the name of the Investor and representing the shares of Common Stock purchased in the Offering.

3.             Closing Conditions.

a.           Conditions to Obligations of Investors.  The obligations of the Investor hereunder in connection with the Closing are subject to the satisfaction (or waiver) of the following conditions: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein; and (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

b.           Conditions to Obligations of the Company.  The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction (or waiver) of the following conditions: (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Investor contained herein; (ii) all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed; and (iii) the delivery by the Investor of the items set forth in Section 4 of this Agreement.

4.             Subscription Procedure.  To complete a subscription for the shares of Common Stock, the Investor must fully comply with the subscription procedure provided in this Section on or before the Closing Date.

a.           Transaction Documents.  Before the Closing Date, the Investor shall review, complete and execute this Agreement and the Investor Questionnaire accompanying this Agreement (collectively, the “Transaction Documents”) and deliver the Transaction Documents to the Escrow Agent at the address provided below.  Executed agreements and questionnaires may be delivered to the Escrow Agent by facsimile or electronic mail (e-mail) using the facsimile number or e-mail address provided below if the Investor immediately thereafter confirms receipt of such transmission with the Escrow Agent and delivers the original copies of the agreements and questionnaires to the Escrow Agent as soon as practicable thereafter.

Escrow Agent – Mailing Address and Facsimile Number:

Gottbetter & Partners, LLP
488 Madison Avenue
New York, NY  10022
Facsimile Number:  (212) 400-6901
Telephone Number:  (212) 400-6900
Attn:  Rachel L. DeGenaro
E-mail Address:  rlg@gottbetter.com

b.           Purchase Price.  Simultaneously with the delivery of the Transaction Documents to the Escrow Agent as provided herein, and in any event on or prior to the Closing Date, the Investor shall deliver to the Escrow Agent the full Purchase Price for the Investor Shares by wire transfer of immediately available funds pursuant to the following wire transfer instructions:

Bank:	Citibank, N.A. 330 Madison Avenue, New York, New York
ABA Routing #:	021000089
Swift Code:	CITIUS33
Beneficiary:	Gottbetter & Partners, LLP, Attorney Trust Account
Account #:	49061322
Reference:	“US Uranium Inc. – [insert Investor’s name]”

Gottbetter & Partners Accounting Contact:
Vincent DiPaola; telephone: (212) 400-6900; e-mail: vdp@gottbetter.com.

c.           Purchaser Representative.  If the Investor has retained the services of an investor representative to assist in evaluating the merits and risks associated with investing in the Investor Shares, the Investor must deliver along with the Transaction Documents, an investor representative questionnaire in substantially the form accompanying this Agreement.

d.           Company Discretion.  The Company may accept any subscription in whole or in part or reject any subscription in its sole discretion for any reason and may terminate this Offering at any time before accepting subscriptions.  If any Investor’s subscription is rejected or if the conditions to closing this Offering are not satisfied, or if this Offering is otherwise terminated or withdrawn, funds delivered by the Investor to the Escrow Agent will be returned to the Investor without interest or deduction.

5.             Representations and Warranties of the Company.  In order to induce the Investor to enter into this Agreement, the Company represents and warrants to the Investor the following:

a.           Subsidiaries.  The Company has no direct or indirect subsidiaries other than those set forth in the Exchange Act Documents (as defined in Section 5(g)).  Except as disclosed in the Exchange Act Documents, the Company owns, directly or indirectly, all of the capital stock of its subsidiaries free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

b.           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c.           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d.           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Investor Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have, or reasonably be expected to result in, a Material Adverse Effect.

e.           Approvals.  The execution, delivery, and performance by the Company of this Agreement and the offer and sale of the Investor Shares require no consent of, action by or in respect of, or filing with, any person, governmental body, agency or official other than those consents that have been obtained prior to the Closing and those filings required to be made pursuant to the Securities Act and any State Acts (as defined below) which the Company undertakes to file within the applicable time period.

f.           Capitalization.  Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor, the Investor Shares will be duly and validly issued, fully paid, and nonassessable and free and clear of all liens imposed by or through the Company, and, assuming the accuracy of the representations and warranties of the Investor and all other purchasers of shares in the Offering, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Securities Act and any applicable U.S. state securities laws (the “State Acts”).  The Company has not issued any capital stock since its most recently filed Exchange Act Document, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Investor Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

g.           Exchange Act Filing.  During the twelve (12) calendar months immediately preceding the date of this Agreement, all reports and statements, including all amendments, required to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been timely filed.  Such filings, together with all amendments and all documents incorporated by reference therein, are referred to as “Exchange Act Documents.”  Each Exchange Act Document conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

h.           Company Financial Statements. As of their respective dates, the financial statements of the Company included in the Exchange Act Documents (the “Company Financial Statements”) for its most recently completed fiscal year and any subsequent interim period have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Company Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

i.           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included in the Exchange Act Documents, except as specifically disclosed in a subsequent Exchange Act Document filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the shares of Common Stock contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

j.           No Disputes or Litigation against the Company.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Investor Shares or (ii) could, if there were an unfavorable decision, have, or reasonably be expected to result in, a Material Adverse Effect.  Neither the Company nor any of its directors or officers is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

k.           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with such company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

l.           Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), and the Company has not received notice of any claim that it is in default under or that it is in violation of any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance could not have, or reasonably be expected to result in, a Material Adverse Effect.

m.           Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have, or reasonably be expected to result in, a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

n.           Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company, and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

o.           Environmental Laws.

i.           The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

ii.           To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

iii.           The Company (A) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (B) is in compliance with all terms and conditions of any such permit, license or approval.

p.           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors’ and officers’ liability coverage.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q.           Transactions with Affiliates and Employees.  Except as set forth in the Exchange Act Documents and those transactions contemplated by the Transaction Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

r.           Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the Company’s certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, are being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the reporting period covered by the Company’s Form 10-KSB and each of the Company’s Forms 10-QSB filed with the Commission (each such date, the “Evaluation Date”) and presented in each such report their conclusions about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the applicable Evaluation Date.  Since the Evaluation Date of the Company’s most recently filed Form 10-KSB or Form 10-QSB, there have been no significant changes in the Company’s disclosure controls and procedures, the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) or 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls over financial reporting.

s.           Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

t.           Certain Fees.  Other than the fees and commissions payable in connection with the Offering on the Closing, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

u.           Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement and the Transaction Documents, and the representations and warranties made by all other purchasers of shares of Common Stock in the Offering, no registration under the Securities Act is required for the offer and sale of the Investor Shares by the Company to the Investor hereunder.

v.           Listing and Maintenance Requirements.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the NASD Over-The-Counter Bulletin Board.

w.           Investment Company.  The Company is not an “investment company” or an “affiliate” of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

x.           Disclosure.  The Investor confirms that in making its decision to enter into this Agreement, the Investor has relied on the representations and warranties set forth in Section 5 of this Agreement, and not on any other materials that have been furnished by or on behalf of the Company.  The representations and warranties of the Company in this Agreement are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company confirms that neither it nor any person acting on its behalf has provided the Investor, or its agents or counsel, with any information that the Company believes would constitute material, non-public information following the announcement of the Closing and the transactions contemplated thereby.  The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.

y.           No Integrated Offering.  Assuming the accuracy of all Investors’ representations and warranties set forth in Section 6, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Investor Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions of any Trading Market (hereinafter defined) on which any of the securities of the Company are listed or designated.  “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Stock Market, the New York Stock Exchange or the OTC Bulletin Board.

z.           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the shares of Common Stock by any form of general solicitation or general advertising (within the meaning of Regulation D).

aa.         Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby, and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s purchase of the Investor Shares.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

6.             Representations and Warranties of the Investor.  In order to induce the Company to enter into this Agreement, the Investor represents and warrants to the Company the following:

a.           Authority.  If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation.  The Investor has all requisite individual or entity right, power and authority to execute, deliver and perform this Agreement.

b.           Enforceability. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all requisite partnership, corporate or other entity action, as applicable.  This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

c.           No Violations.  The execution, delivery and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the certificate or articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

d.           Knowledge of Investment and Its Risks.  The Investor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Investor’s investment in the shares of Common Stock.  The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful.  The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose its entire investment in the Company.

e.           Investment Intent.  The Investor hereby represents and warrants that (i) the Investor Shares are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Investor Shares, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Investor Shares within the meaning of the Securities Act, (ii) the Investor Shares are being acquired in the ordinary course of the Investor’s business, and (iii) the Investor does not have any contracts, understandings, agreements or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer or grant participations to such person and/or entity with respect to, any of the Investor Shares.

f.           Investor Status.  If the Investor is a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S), such Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by the Investor in the Investor Questionnaire, attached hereto as Appendix A, is truthful, accurate and complete.  The Investor is not registered as a broker-dealer under Section 15 of the Exchange Act or an affiliate of such broker-dealer, except as otherwise provided in the Investor Questionnaire.

g.           Non-US Person.  If the Investor is not a person in the United States or a U.S. Person or is not purchasing the shares of Common Stock on behalf of a person in the United States or a U.S. Person:

(i)           neither the Investor nor any disclosed principal for whom the Investor is acting is a U.S. Person nor are they subscribing for the shares of Common Stock for the account of a U.S. Person or for resale in the United States and the Investor confirms that the shares of Common Stock have not been offered to the Investor in the United States and that this Agreement has not been signed in the United States;

(ii)          the Investor acknowledges that the shares of Common Stock have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable State Acts or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(iii)         the Investor and if applicable, the disclosed principal for whom the Investor is acting, understands that the Company is the seller of the shares of Common Stock and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Except as otherwise permitted by Regulation S, the Investor and if applicable, the disclosed principal for whom the Investor is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the shares of Common Stock other than to a non-U.S. Person;

(iv)         the Investor and if applicable, the disclosed principal for whom the Investor is acting, acknowledges and understands that in the event the shares of Common Stock are offered, sold or otherwise transferred by the Investor or if applicable, the disclosed principal for whom the Investor is acting, to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v)          neither the Investor nor any disclosed principal will offer, sell or otherwise dispose of the shares of Common Stock in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the applicable State Acts or (B) the Commission has declared effective a registration statement in respect of such securities.

h.           Foreign Investor.  If the Investor is not a person in the United States or a U.S. Person or is not purchasing the shares of Common Stock on behalf of a person in the United States or a U.S. Person (the “Foreign Investor”), the Foreign Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the shares of Common Stock or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the shares of Common Stock; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the shares of Common Stock.  Such Foreign Investor’s subscription and payment for, and its continued beneficial ownership of the shares of Common Stock will not violate any applicable securities or other laws of the Foreign Investor’s jurisdiction.

i.           Disclosure.  The Investor has reviewed the information provided to the Investor by the Company in connection with the Investor’s decision to purchase the Investor Shares, including but not limited to, the Company’s publicly available filings with the Commission and the information contained therein.  The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Investor Shares.  The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company.  All such questions have been answered to the full satisfaction of the Investor.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the disclosure materials and the Company’s representations and warranties contained herein.

j.           No Registration.  The Investor understands that the Investor may be required to bear the economic risk of its investment in the Company for an indefinite period of time.  The Investor further understands that (i) neither the offering nor the sale of the Investor Shares has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Investor Shares must be held by the Investor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in this Agreement, the Company is under no obligation to register any of the Investor Shares on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement and the Transaction Documents in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

k.           Transfer Restrictions.  The Investor will not transfer any of the Investor Shares unless such transfer is registered or exempt from registration under the Securities Act and any applicable State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt.  The Investor understands and agrees that (i) the certificates evidencing the Investor Shares will bear appropriate legends indicating such transfer restrictions placed upon the Investor Shares, (ii) the Company shall have no obligation to honor transfers of any of the Investor Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

l.           No Solicitation.  The Investor (i) did not receive or review any advertisement, article, notice or other communication published in a newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit or generally available, or presented at any seminar or any other general solicitation or general advertisement with respect to the Investor Shares or (ii) was not solicited by any person, other than by representatives of the Company, with respect to a purchase of the Investor Shares.

m.           Principal Address.  The Investor’s principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Agreement.

n.           Reliance by the Company.  The Investor acknowledges and consents to the Company’s reliance on the Investor’s representations and warranties made above for purposes of complying with all applicable securities laws and any applicable exemptions from registration requirements thereunder and otherwise.

7.             Transfer Restrictions.

a.           The Investor Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Investor Shares other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

b.           The Investor agrees to the imprinting, so long as is required by this Section 7, of a legend on any of the Investor Shares in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

c.           Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing the Investor Shares as set forth in this Section 7 is predicated upon the Company’s reliance that the Investor will sell any Investor Share pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Investor Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

8.             Piggyback Common Share Registration.

a.           If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Investors), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their family members (including a registration on Form S-8) or (ii) a registration relating solely to a Securities Act Rule 145 transaction or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company shall promptly give to the Investors written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to Section 8(b), include as a registration (a “Piggyback Registration”) all of the Investor Shares specified in a written request delivered by the Investors thereof within 10 calendar days after receipt of such written notice from the Company.  However, the Company may, without the consent of the Investors, withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

b.           Underwriting.  If a Piggyback Registration is for a registered public offering that is to be made by an underwriting, the Company shall so advise the Investors of the Investor Shares eligible for inclusion in such registration statement pursuant to Sections 8(a).  In that event, the right of any Investor to Piggyback Registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Investor Shares in the underwriting to the extent provided herein.  All Investors proposing to sell any of their securities through such underwriting shall (together with the Company and any other stockholders of the Company selling their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company or the selling stockholders, as applicable.  Notwithstanding any other provision of this Section, if the underwriter or the Company determines that marketing factors require a limitation on the number of shares of Common Stock or the amount of other securities to be underwritten, the underwriter may exclude some or all Investor Shares from such registration and underwriting.  The Company shall so advise all Investors (except those Investors who failed to timely elect to include their Investor Shares through such underwriting or have indicated to the Company their decision not to do so), and indicate to each such Investor the number of Investor Shares that may be included in the registration and underwriting, if any.  The number of investor Shares to be included in such registration and underwriting shall be allocated among such Investors as follows:

i.
If the Piggyback Registration was initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Investors, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein; and

ii.
If the Piggyback Registration was initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Investors), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then, subject to obligations and commitments existing as of the date hereof, to all other selling stockholders, including the Investors, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included therein.

No Investor Shares excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any Investor disapproves of the terms of any such underwriting, such Investor may elect to withdraw such Investor’s Investor Shares therefrom by delivering a written notice to the Company and the underwriter.  The Investor Shares so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Investor Shares, a greater number of Investor Shares held by other Investors may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Investors who have included Investor Shares in the registration the right to include additional Investor Shares pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

9.             Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor under this Agreement and the Transaction Documents are several and not joint with the obligations of any other purchaser of shares of Common Stock in the Offering, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of shares of Common Stock in the Offering under any Transaction Document.  The decision of the Investor to purchase the Investor Shares pursuant to the Transaction Documents has been made by the Investor independently of any other purchaser of shares of Common Stock in the Offering.  Nothing contained herein or in any Transaction Document, and no action taken by any purchaser of shares of Common Stock pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of shares of Common Stock are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Investor acknowledges that no other purchaser of shares of Common Stock has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of shares of Common Stock will be acting as agent of the Investor in connection with monitoring its investment in the shares of Common Stock or enforcing its rights under the Transaction Documents.  The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of shares of Common Stock to be joined as an additional party in any proceeding for such purpose.

10.           Prospectus Delivery Requirement.  The Investor hereby covenants with the Company not to make any sale of the Investor Shares without complying with the provisions hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling in a transaction not subject to the prospectus delivery requirement).

11.           Corporate Existence.  So long as any Investor owns any of the Investor Shares, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”), unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of the majority of such Investors.

12.           Indemnification of Investor.  The Company will indemnify and hold the Investor and its directors, officers, stockholders, members, managers, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

13.           Contribution.  If the indemnification under Section 12 is unavailable to an indemnified party or insufficient to hold an indemnified party harmless for any Losses, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Action to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

14.           Escrow.

a.           On or before the date of the Closing, each Investor shall have delivered to the Escrow Agent the Purchase Price for the Investor Shares (the aggregate of purchase price referred to as the “Escrowed Funds”) and the Transaction Documents.  The parties shall ensure that each Investor’s portion of the Escrowed Funds will be delivered to the Escrow Agent pursuant to the wire transfer instructions provided in Section 4(b).

b.           The Company intends that the Transaction Documents and the Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement for its benefit and for the benefit of the Investors as set forth herein.

c.           The Escrow Agent shall hold and release the Transaction Documents and the Escrowed Funds only in accordance with the terms and conditions of this Section 14.

d.           Subject to the provisions of Section 14(f), the Escrow Agent shall release the Transaction Documents and Escrowed Funds as follows:

i.           On the Closing Date, the Escrow Agent will release the Transaction Documents to the Company and the Escrowed Funds to or for the benefit of the Company except that the legal fees and expenses owed to Gottbetter & Partners, LLP, as counsel to the Company, shall be deducted from the Escrowed Funds and released to Gottbetter & Partners, LLP.

ii.           All funds to be delivered to the Company shall be delivered pursuant to written instructions substantially in the form of Exhibit A hereto (the “Instructions”) signed by the Company.

iii.           Notwithstanding the above, upon receipt by the Escrow Agent of the Instructions, the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the terms of the Instructions; provided, however, that in the event of any conflict between such Instructions and the provisions of Section 14(d)(i) of this Agreement, the provisions of Section 14(d)(i) shall control.

iv.           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Transaction Documents and the Escrowed Funds in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

v.           If an Investor’s subscription is rejected for any reason or if the Offering is otherwise terminated or withdrawn, then the Escrow Agent shall release the respective Transaction Documents and the respective Escrowed Funds to the appropriate Investors as soon as reasonably possible, without interest or deduction.

vi.           The Company acknowledges that the only terms and conditions upon which the Transaction Documents and Escrowed Funds are to be released are set forth in this Section 14.  The Company reaffirms its agreement to abide by the terms and conditions of this Agreement with respect to the release of the Transaction Documents and the Escrowed Funds.  Any dispute with respect to the release of the Transaction Documents or the Escrowed Funds shall be resolved pursuant to Section 14(f) or by agreement between the parties.

e.           The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

i.           The Company and the Investors acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Company or the Investors are entitled to receipt of the Transaction Documents or the Escrowed Funds pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

ii.           The Company and the Investors acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  The Company agrees to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Company and the Investors under this Agreement and to no other person.

iii.           The Company agrees to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

iv.           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Company.  Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent an instruction authorizing delivery of the Transaction Documents and the Escrowed Funds to a substitute escrow agent selected by the Company.  If no successor escrow agent is named by the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Transaction Documents and Escrowed Funds with the clerk of any such court.

v.           The Escrow Agent does not have and will not have any interest in the Transaction Documents or the Escrowed Funds, but is serving only as escrow agent in connection therewith, having only possession thereof.

vi.           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

vii.           The provisions of this Section 14(e) shall survive the resignation of the Escrow Agent or the termination of this Agreement.

f.           Resolution of disputes arising under this Section 14 shall be subject to the following terms and conditions:

i.           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Transaction Documents or the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Transaction Documents or the Escrowed Funds pending receipt of an Instruction from the Company, or (ii) deposit the Transaction Documents and Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Transaction Documents or the Escrowed Funds.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

ii.           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Investors, the Company or to any other person, firm, corporation or entity by reason of such compliance.

g.           The escrow established hereby shall terminate upon the release of all of the Transaction Documents and delivery to the Company of the Escrowed Funds in accordance with this Section 14, or at any time upon the agreement in writing of the Investors and the Company.

h.           The Escrowed Funds shall neither be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Funds are deposited in an interest bearing account, each Investor shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Investor the Investor’s taxpayer identification number and other requested information and forms.

15.           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the shares of Common Stock in the Offering in a manner that would require the registration under the Securities Act of the sale of the shares of Common Stock to the Investors or that would be integrated with the offer or sale of the shares of Common Stock for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

16.           Governing Law; Miscellaneous.

a.           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles.  Any judicial proceeding brought against any of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts.

b.           Entire Agreement; No Oral Modification.  This Agreement and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings with respect thereto and this Agreement may not be amended or modified except in a writing signed by the parties hereto.

c.           Amendments and Waivers.  The provisions of this Agreement may be amended on or before the Closing Date, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the majority of Investors, unless such provision is specific to an Investor.  The Investors acknowledge that by the operation of this Section 16(c), the majority of Investors may have the right and power to diminish or eliminate all rights of the Investors under this Agreement.

d.           Binding Effect; Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

e.           Further Assurances.  The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Investor Shares.

f.           Prevailing Parties.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

g.           Notices. All communication hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail (e-mail), and such delivery shall be confirmed to the addresses as provided below:

if to the Investor, to the address set forth on the signature page of this Agreement;

if to the Company:

US Uranium Inc.
6830 Elm Street
McLean, VA  22101
Attn:  James D. Davidson, Chief Executive Officer

with a copy to (or for notices to the Escrow Agent):

Gottbetter & Partners, LLP
488 Madison Avenue
New York, NY  10022
Attention:  Adam S. Gottbetter
Facsimile:  (212) 400-6901

h.           Headings.  The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

i.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  In the event that any signature is delivered by facsimile transmission or electronic mail (e-mail), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

US URANIUM INC.

By:
Name:	James D. Davidson
Title:	Chief Executive Officer

ESCROW AGENT (with respect to Section 14 only): Gottbetter & Partners, LLP

By:
Name:	Adam S. Gottbetter
Title:	Partner

[SIGNATURE PAGE OF INVESTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

INVESTOR (individual)	INVESTOR (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

	X	$0.005	=	$
Number of Shares		Price Per Share		Purchase Price

EXHIBIT A

Form of Instructions

Mr. Adam S. Gottbetter
Gottbetter & Partners, LLP
488 Madison Ave.
New York, NY  10022-5718
Phone:  212-400-6900
Facsimile:  212-400-6901

Re:           US Uranium Inc.

Dear Mr. Gottbetter:

We hereby confirm that with respect to Article 14 of the Subscription Agreement (the “Agreement”), by and among US Uranium Inc. (the “Company”), Gottbetter & Partners, LLP, as escrow agent, and the Investors, the closing of the Offering (as defined in the Agreement) has taken place.  All conditions for the release of the Transaction Documents and the Escrowed Funds have therefore been met.  We authorize the release of the Transaction Documents and the Escrowed Funds to the Company.

US URANIUM INC.

By:
Name:	James D. Davidson
Title:	Chief Executive Officer